UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 5, 2017

KINDRED BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36225	46-1160142
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1555 Bayshore Highway, Suite 200, Burlingame, California 94010
(Address of principal executive offices) (Zip Code)

(650) 701-7901
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2017, Stephen Sundlof advised Kindred Biosciences, Inc. (“KindredBio”) of his intention to retire in January of 2018 from his positions as KindredBio’s Executive Vice President of Regulatory Affairs and Quality and Chief Scientific Officer. Dr. Sundlof has agreed to enter into an exclusive consulting agreement with KindredBio pursuant to which Dr. Sundlof will render consulting services to KindredBio following the termination of his employment.

Simultaneous with Dr. Sundlof's retirement, Dr. Hangjun Zhan will be promoted to the position of Chief Scientific Officer. Dr. Zhan has over 20 years of experience in the biotechnology sector and is a world-renowned expert in protein design, expression, production, biochemistry, and biophysics. He holds a B.Sc. degree from Zhejiang University, M.S. and Ph.D. degrees from the University of Washington, and completed a post-doctoral fellowship at Harvard Medical School. Dr. Zhan is also the lead author of many peer-reviewed publications and book chapters. Dr. Zhan is currently KindredBio’s Senior Vice President of Biologics Research. Previously, Dr. Zhan held positions at several biotechnology companies including Exelixis, Celera Genomics (Axys), Arris, and Aragen, where he led teams that successfully developed multiple products.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
99.1	Press Release of Kindred Biosciences, Inc. issued on September 11, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 11, 2017

Kindred Biosciences, Inc.

By:	/s/ Richard Chin
Richard Chin, M.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Kindred Biosciences, Inc. issued on September 11, 2017.